EXHIBIT 10.30

February 5, 2009

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, Virginia  20171

Re:  Setoff Rights under Note Purchase Agreement

Ladies and Gentlemen:

In connection with that certain Note Purchase Agreement, dated as of the date hereof (the “Agreement”), by and among National Rural Utilities Cooperative Finance Corporation (“National Rural” or “Borrower”), Farmer Mac Mortgage Securities Corporation (“Purchaser”), and Federal Agricultural Mortgage Corporation (“Guarantor”), National Rural has agreed, in the event of a payment default by National Rural on the Notes, to grant the Control Party certain rights of setoff against amounts due and owing to National Rural on any Series C Preferred Stock, par value $1,000 per share (the “Preferred Stock”), of Guarantor.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

Borrower, Guarantor and Purchaser hereby agree that in the event of, and only in the event of, a payment Event of Default by Borrower pursuant to Section 7.01(a) of the Agreement (“Payment Default”), the Control Party shall have the right, at the Control Party’s sole option and discretion, to setoff any amounts due to Borrower in respect of Guarantor’s Preferred Stock, whether in respect of dividends, redemption, liquidation or otherwise (the “Preferred Payments”), and to apply the Preferred Payments on a dollar-for-dollar basis against the amount of Borrower’s Payment Default.  Such setoff amount by the Control Party shall not exceed the amount of Borrower’s Payment Default, and under no circumstances shall Borrower be liable to Purchaser or the Guarantor in connection with the transactions described herein for any amount in excess of the principal amount of the Notes plus interest, as provided in the Agreement.  Borrower’s amount due under the Notes shall be satisfied and discharged to the extent of, but only to the extent of, the Control Party’s effective setoff.  If no Payment Default by Borrower has occurred, however, the Guarantor shall have no right to setoff or otherwise withhold the Preferred Payments from Borrower.  The Control Party shall provide Borrower with notice of, and reasonably detailed back up information with respect to, any setoff effected by the Control Party under this letter agreement.

The rights of the Control Party herein shall be in addition to, and not in substitution or limitation of, any other rights and remedies available to the Control Party, whether such rights or remedies arise pursuant to law, the Agreement or any other agreement between the parties.

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Please acknowledge your acceptance of the foregoing terms by executing this letter agreement in the space below, whereupon this agreement shall constitute a valid agreement binding upon Purchaser and Borrower.

Very truly yours,

FARMER MAC MORTGAGE SECURITIES CORPORATION

By:
Name: Tom D. Stenson
Title: Vice President

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:
Name: Michael A. Gerber
Title: Acting President and CEO

ACKNOWLEDGED AND AGREED:

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:
Name:
Title: